UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2011

CommerceTel Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

8929 Aero Drive, Suite E
San Diego, CA 92123
 (Address of principal executive offices) (zip code)

(866)622-4261
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
1140 Avenue of the Americas, 9th Floor
New York, New York 10036
Phone: (212) 584-7805
Fax: (646) 380-6899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

CommerceTel Corporation (the “Company”), hereby amends its Current Report on Form 8-K that was filed on April 7, 2011, for the purpose of filing the financial statements and pro forma financial information required by Item 9.01 of Form 8-K with respect to the acquisition from Adsparq Limited of its Txtstation interactive mobile marketing platform and services business.  Except for Item 9.01, there are no changes to the Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following financial statements of Adsparq Limited are being filed with this report as Exhibit 99.1:

•	Independent Auditor's Report;
•	Balance Sheets at March 31, 2011 and 2010;
•	Statements of Operations for the Years Ended March 31, 2011 and 2010;
•	Statements of Changes in Stockholders’ Deficit for the Years Ended March 31, 2011 and 2010;
•	Statements of Cash Flows for the Years Ended March 31, 2011 and 2010;
•	Notes to Financial Statements;

(b)	The following pro forma financial information is being filed with this report as Exhibit 99.2:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2011;
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010;
•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2011;
•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

The unaudited pro forma condensed consolidated financial information is presented for informational purposes only. The pro forma data is not necessarily indicative of what CommerceTel’s financial position or results of operations actually would have been had CommerceTel completed the acquisition as of the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the consolidated company.

Exhibits

Exhibits	Description

99.1	Financial Statements listed in Item 9.01(a)

99.2	Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCETEL CORPORATION

September 7, 2011	By:	/s/ Matthew Szot Chief Financial Officer